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                          AMENDED AND RESTATED BY-LAWS

                                       of

                                NETsilicon, Inc.

                                    ARTICLE I

                                  Stockholders

         1. Annual Meeting. The annual meeting of stockholders shall be held on the second Wednesday in April in each year after 1984 (or if that is a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the principal office of the corporation in Massachusetts at 9:00 a.m. unless a different hour or place within the United States is fixed by the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

         2. Special Meetings. Special meetings of stockholders may be called by the Chairman of the Board, the President or by two-thirds of the Board of Directors. Special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who held at least one-tenth part in interest of the capital stock entitled to vote at such meeting. The call for the meeting may be oral or written and shall state the place, date, hour and purposes of the meeting.

         3. Notice of Meetings. A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-Laws or by law) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. A written waiver of notice, executed before or after a meeting by such stockholder or his attorney hereunto authorized and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.










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         4. Quorum. The holders of a one-third in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but, if a quorum is not present, a lesser number may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice.

         5. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes case, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its own stock.

         7. Action without Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE II

                                    Directors

         1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of

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Organization or by these By-Laws. In the event of a vacancy in the Board of
Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         2. Election and Qualification. The stockholders at each annual meeting shall fix the number of Directors (which shall be not less than six) and elect the number of Directors so fixed. No Director need be a stockholder. At least one-half of the members of the Board of Directors shall not be affiliates of the Corporation or of Osicom Technologies, Inc. ("Osicom") and are referred to in these By-Laws as the "Non-Affiliated Directors."

         3. Nomination of Director by Stockholder. A stockholder may nominate any person for election as a director only by giving written notice to the Clerk of the Corporation at its principal office by certified mail, return receipt requested, of such stockholder's intent no later than sixty (60) days prior to the scheduled date of an annual meeting of stockholders. Such notice must include the identity of the person to be nominated, a description of all agreements, arrangements, or understandings between the nominating stockholder and the person to be nominated pursuant to which the nomination is to be made or the nominee is to be elected, and such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Securities and Exchange Commission. The Board of Directors may disqualify any nominee who fails to provide the Corporation with complete and accurate information as required herein.

         4. Vacancies; Reduction of Board. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by the stockholders or by the Board of Directors. In lieu of filling any such vacancy the stockholders or the Board of Directors may reduce the number of Directors, but not to a number less than three or less than the number of stockholders, if less than three.

         5. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

         6. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation,at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         7. Removal. A Director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares

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of stock entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

         8. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meetings of stockholders.

         Special meetings of the Board of Directors may be called, orally or in writing, by the President, Treasurer or two or more Directors, designating the time, date and place thereof.

         9. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address no later than the fourth day prior to the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         10. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. Nothwithstanding the foregoing, in the event that the Board of Directors is considering and acting upon any proposed transactions with Osicom, a quorum of the Board of Directors shall consist of all members of the Board of Directors.

         11. Telephonic Attendance at Meetings. Any or all directors may participate in a meeting of the Board of Directors or a Committee of the Board by means of which all persons participating in the meeting are able to hear each other.

         12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a large number is required by law, by the Articles of Organization of by these By-Laws.

         13. Action by Consent. Any action to be taken at any meeting of the Board of Directors may be taken without a meeting if all the



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Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting of the Board of Directors.

         14. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

         15. Audit Committee. In addition to such committees of the Board of Directors as may be appointed from time to time by the Board pursuant to Section 14 above, an audit committee shall be formed. Such committee shall consist of two directors. The responsibilities of such committee shall include meeting with the financial officers of the Corporation, and making recommendations to the Board of Directors concerning the independent public accountants to be retained by the Corporation, and the quality and depth of staffing of the accounting and financial departments of the Corporation.

         16. Executive Committee. In connection with the committees of the Board of Directors as may be appointed from time to time by the Board pursuant to
Section 14 above, an executive committee shall be formed. Such committee shall consist of two directors. The responsibilities of such committee shall include review of all financial budgets, performance targets and business plan and objectives.

                                   ARTICLE III

                                    Officers

         1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk and such other officers, including one or more Vice Presidents, Assistant

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Treasurers, Assistant Clerks or a Secretary, as the Board of Directors may
determine.

         2. Election. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

         3. Qualification. No officer need be a stockholder Director. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

         4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

         6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         7. President and Vice Presidents. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and of the Board of Directors.

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         Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

         8. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds; securities and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

         Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

         9. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one is elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

         10. Secretary. The Secretary, if one is elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

         11. Other Powers and Duties. Subject to these By-Laws, each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

                                   ARTICLE IV

                                  Capital Stock

         1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is

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issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

         3. Record Holders. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

         4. Record Date. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining

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stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

         6. Issuance of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time; to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

                                    ARTICLE V

                            Miscellaneous Provisions

         1.       Fiscal Year.   Except as otherwise determined by the
Board of Directors, the fiscal year of the corporation shall be the twelve months ending on January 31.

         2. Seal. The Board of Directors shall have power to adopt and alter the seal of the corporation.

         3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the corporation in the ordinary course of its business without Director action, may be executed on behalf of the corporation by the President or the Treasurer.

         4. Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

         5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States which has qualified to do business in, and has an office in, Massachusetts

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         6. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         7. Articles of Organization. All references in these ByLaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

         8. Amendments. The power to make, amend or repeal By-Laws shall be in the stockholders, provided, however, that the Directors may make, amend or repeal the By-laws (other than this Section 8) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. Any amendment or repeal of these By-laws by the Directors and any By-Law adopted by the Directors may be amended or repealed by the stockholders.


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